STANDARD COMMERCIAL CORPORATION	Exhibit 21

SUBSIDIARIES AND AFFILIATES at March 31, 2004

Name of Company	State or Country of Organization
Standard Commercial Corporation	North Carolina

Standard Commercial Tobacco Co. Inc.	North Carolina

W. A. Adams Company	North Carolina

Transcatab SpA	Italy

Exportadora de Tobaco de Honduras S.A. de C.V.	Honduras

Carolina Trading Corporation	North Carolina

CRES Tobacco Company Inc	North Carolina

CRES Neva Co. Ltd.	Russia

Cres Trading	Russia

Jas. I. Miller Tobacco Co. Ltd.	Jamaica

Standard Commercial Tobacco Singapore Pte Ltd.	Singapore

Standard Commercial Hellas S.A.	Greece

Standard Commercial Services Inc.	North Carolina

Stancom Tanzania (Jersey) Ltd.	Jersey

Standard Commercial SA	Switzerland

Spierer Tutun Ihracat Sanayi Ticaret A.S.	Turkey

Standard Commercial Tobacco Company of Canada Ltd.	Canada

Standard Commercial Tobacco Company (UK) Ltd.	United Kingdom

N.G. Fleming Ltd.	United Kingdom

Siemssen Threshie (Malawi) Ltd.	Malawi

Stancom Tobacco Company (Malawi) Ltd.	Malawi

Tabagri (2003) Ltd	Malawi

Tobacco Processors (Lilongwe) Ltd.	Malawi

Trans-Continental Tobacco India Pvt Ltd	India

Stancom Tobacco Services (Zambia) Ltd	Zambia

Stancom Tobacco Services (Mozambique) Lda.	Mozambique

Tabmarc Ltd	Malawi

Standard Commercial Tobacco Services (UK) Ltd.	United Kingdom

STANDARD COMMERCIAL CORPORATION

SUBSIDIARIES AND AFFILIATES at March 31, 2004

Name of Company	State or Country of Organization
Standard Commercial Corporation (continued)

Trans-Continental Leaf Tobacco Corporation	Leichtenstein

Trans-Continental Leaf Tobacco Corporation ZAO (TK Tabak)	Russia

Siam Tobacco Export Corporation Ltd.	Thailand

Stancom Tobacco (Private) Ltd	Zimbabwe

Tobacco Processors (Zimbabwe) (Private) Ltd	Zimbabwe

Adams International Ltd.	Thailand

Meridional deTabacos Ltda	Brazil

Standard Brazil Ltd	Jersey

Trans-Continental Participacoes e Empreendimentos Ltda.	Brazil

World Wide Tobacco España S.A.	Spain

Leaf Trading Company Ltd.	Russia

Stancom Tobacco (Kenya) Ltd.	Kenya

Standard Tobacco Argentina S.A.	Argentina

Mauritius Tobacco Investments Ltd.	Mauritius

PT Indonesia Tri Sembilam	Indonesia

StanSun Leaf Tobacco Company	Kyrgyzstan

Werkhof GmbH	Germany

Standard Wool Inc.	Delaware

Advhus Gestion Societe Civile	France

Standard Wool France S.A.	France

Peignage de la Tossee S.A.	France

Standard Wool Deutschland GmbH	Germany

Lanimex Trading GmbH	Germany

Prolaine Wollhandels GmbH	Germany

Lohmann & Company Wollhandel GmbH	Germany

STANDARD COMMERCIAL CORPORATION

SUBSIDIARIES AND AFFILIATES at March 31, 2004

Name of Company	State or Country of Organization
Standard Commercial Corporation (continued)

Standard Wool (UK) Ltd.	United Kingdom

Jacomb Hoare (Bradford) Ltd.	United Kingdom

Thomas Chadwick & Sons Ltd.	United Kingdom

Standard Wool (Chile) S.A.	Chile

Tentler & Co. B.V.	Netherlands